Exhibit 99.2

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $800 million aggregate principal amount of 4.250% Senior Notes due 2023 pursuant to a Registration Statement on Form S-3 (File No. 333-182824) and a related prospectus supplement filed with the Securities and Exchange Commission on November 6, 2013 is estimated to be as follows:

Estimated Fees
SEC registration fee	$ 103,000
Legal fees and expenses	475,000
Accounting fees and expenses	200,000
Printing fees	35,000
Rating agency fees	1,296,000
Total expenses	$ 2,109,000